UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2014

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2014, American Homes 4 Rent (the “Company”) and its operating partnership, American Homes 4 Rent, L.P. (the “OP”) entered into a Contribution Agreement (the “Agreement”) with American Homes 4 Rent, LLC (“AH LLC”). Pursuant to the Agreement, AH LLC contributed to the OP all of AH LLC’s interest in 45 single family residential properties (the “Properties”) owned by AH LLC. The value of the Properties was determined by broker price opinions prepared by independent third parties. In exchange for the Properties, the OP issued to AH LLC 653,378 Class A units of the OP valued at $17.11 per unit, the closing price on the New York Stock Exchange for the Company’s Class A common stock on December 11, 2014. A copy of the Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

AH LLC is the owner of approximately 21.8% of the Company’s outstanding common shares and OP Units.  HF Investments 2010, LLC, which is comprised of trusts established by the Company’s Chairman of the Board, B. Wayne Hughes, for certain of his heirs, owns approximately 88.66% membership interest in AH LLC. The balance of the membership interest of AH LLC is owned by entities owned by family members of the Company’s Chief Executive Officer, David P. Singelyn (4.93% membership interest), Chief Operating Officer, John Corrigan (4.93% membership interest), Executive Vice President, David Goldberg (1% membership interest) and  Marvin M. Lotz (0.5% membership interest). Mr. Singelyn is the sole manager of HF Investments 2010, LLC and AH LLC. As the sole manager of AH LLC, Mr. Singelyn has voting and dispositive power over the 61,772,502 common shares and OP units directly owned by AH LLC and may be deemed to have beneficial ownership over such securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Contribution Agreement dated as of December 12, 2014*

*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: December 18, 2014	By:	/s/ Stephanie Heim
Stephanie Heim
Vice President

Index to Exhibits

Exhibit 10.1	Contribution Agreement dated as of December 12, 2014*

*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission.